EXHIBIT 10.1
                                                                    ------------

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "Lease") is made and entered into this 5th day of May, 2005, by and between Sixth Road Woburn LLC, a duly organized Massachusetts limited liability company (hereinafter referred to as "Landlord") and Bridgeline Software, Inc., a duly organized Delaware corporation (hereinafter referred to as "Tenant").

                                   WITNESSETH:

                               ARTICLE I: PREMISES

         Landlord hereby leases to Tenant and Tenant hereby takes from Landlord approximately 5,360 square feet of rentable area (the "Premises"), outlined in Exhibit A attached hereto and made a part hereof, within a portion of that certain building (the "Building") at 10 Sixth Road in Woburn, Massachusetts (the "Property") on the second floor together with all the improvements located thereon.

         The Premises are leased subject to any and all existing encumbrances, conditions, rights, covenants, easements, restrictions and rights of way of record, and other matters of record, if any, applicable zoning and building laws, regulations and codes, and such matters as may be disclosed by inspection or survey.

                                ARTICLE II: TERM

2.1      Commencement Date.

         The term of this Lease shall be for six (6) years and three (3) months (the "Term") and shall commence (the "Commencement Date") on the later of (i) eight (8) weeks from full execution of this Lease or (ii) the date Landlord shall have substantially completed the tenant improvements as provided in Exhibit B attached hereto (that is, has completed the tenant improvements, except for normal "punch list" items) in a good and workmanlike manner, in compliance with all laws, and has delivered the Premises to Tenant in broom, clean condition, free of all tenants, occupants and their property, and shall have obtained reasonably satisfactory evidence confirming the substantial completion of construction in accordance with the plans which include the tenant improvements as provided in Exhibit B ("Landlord's Work"). In the event the Premises are not completed on or before June 30, 2005, Tenant shall have the right to terminate its obligations under this Lease; provided, however, that (i) such date shall be extended for a period equal to the duration of any delays in construction caused by strikes, shortages or materials, acts of God or other matters not reasonably within the control of Landlord, and any delays in completing the Premises as a result of change orders or other delays caused by Tenant. Landlord shall be deemed to have satisfactorily completed the construction of by Tenant. Landlord shall be deemed to have satisfactorily completed the construction of the tenant improvements, and Tenant shall be deemed to have waived all rights and remedies with respect to deficiencies in such construction, except for deficiencies of which Tenant has informed Landlord, in writing, not

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later than ninety (90) days  following the  Commencement  Date.  Landlord  shall perform Landlord's Work at its sole cost and expense and shall use diligent efforts to complete such work on or before the date that is eight weeks from the full execution of the Lease.

2.2      Early Possession.

         In the event that Landlord shall permit Tenant to enter the Premises prior to the contemplated Commencement Date, such entry shall be deemed to be pursuant to a license from Landlord to Tenant and shall be at the risk of Tenant, and any early occupancy of the Premises shall be subject to all of the provisions of this Lease, except for the obligation to pay Base Rent. If Tenant occupies the Premises without the express written permission of Landlord, for purposes of establishing the Commencement Date, Landlord shall be deemed to have substantially completed the tenant improvements as provided in Exhibit B.

                                ARTICLE III: RENT

3.1      Base Rent.

         A. Tenant agrees to pay Landlord, at the address provided for notices herein, or such other place or to such other person as Landlord may designate, rent for the Premises ("Base Rent") in accordance with the following schedule:

         Commencing on the Commencement Date and continuing for three (3) months thereafter ("Free Rent Period"), base rent shall be free, and thereafter until the scheduled lease expiration, Tenant shall pay Base Rent, adjusted as herein provided, in the amount of Eighty-Eight Thousand Four Hundred Forty and 00/100 Dollars ($88,440.00) per annum, payable in equal monthly installments of $7,370.00 each.

         All payments of Base Rent made hereunder shall be made in advance on the first day of each month during the Term of this Lease without deduction, set-off, prior notice or demand in lawful money of the placecountry-regionUnited States of America. The Base Rent payment for any fractional month at the commencement, termination or expiration of the Term will be prorated. Tenant's first payment of Base Rent and Additional Rent (as hereinafter defined) shall be due and owing upon the date of execution of this Lease.

3.2      Additional Rent.

         All amounts which Tenant is required to pay pursuant to this Lease except Base Rent, including Tenant's payments under Sections 3.3, 3.4 and 3.5 hereof and every fine, penalty, interest and cost which may be added for nonpayment or late payment, will constitute "Additional Rent" hereunder, and if Tenant fails to pay such Additional Rent when due, Landlord will have the right to pay the same and will have all the right, powers and remedies with respect thereto as are provided herein or by law in the case of nonpayment of Base Rent.

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3.3      Common Area Maintenance and Operating Expense Charge (Included in the
         Base Rent).

         Intentionally omitted.

3.4      Taxes.

         A. Payment of Taxes. Commencing on July 1, 2007 and continuing throughout the Term hereof, Tenant will pay to Landlord, as Additional Rent hereunder, Tenant's Pro Rata Share (as hereinafter defined) of taxes of any kind and nature whatsoever, levied or assessed on the Building and the property on which the Building is located, including taxes levied against the rents, occupancy or use of the Premises (hereinafter collectively referred to as "Taxes"), over the actual real estate taxes levied or assessed on the Building and the property on which the Building is located for fiscal year 2006 (the "Tax Payment"). Tenant shall pay the Tax Payment to Landlord monthly based on Landlord's reasonable estimates of the Taxes, subject to adjustment from time to time upon determination of the actual amount of the Taxes. For the purposes of this Lease, "Tenant's Pro Rata Share" shall be 10.92%.

         B. Change in Method of Taxation. If at any time during the Term of this Lease, the present method of taxation is changed so that in lieu of the whole or any part of any taxes, assessments or charges levied, assessed or imposed upon real estate and the improvements thereon, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the property on which the Building is located or any other tax or assessment, levied or assessed in lieu of any present taxes, then all such taxes, assessments, levies, or charges will be deemed to be included within the term "Taxes" for the purposes hereof. In the event any such tax cannot legally be reimbursable by the Tenant, Landlord will have the option to terminate this Lease.

         C. Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon leasehold improvements, trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. Tenant shall cause said leasehold improvements, trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes so attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

3.5      Tenant's Payment of Landlord's Insurance (included in the Base Rent).

         Intentionally omitted.

3.6      Late Charges and Interest.

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         A. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Additional Rent or any other sums due hereunder shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Rent, Additional Rent or any other sum due from Tenant, shall not be received by Landlord or Landlord's designee within ten (10) days after the date any such payment becomes due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

         B. Tenant shall be obligated to pay to Landlord interest at the rate of twelve percent (12%) per annum or the maximum legal rate which Tenant may contract for in Massachusetts, whichever is less, on all sums above specified and on all sums and charges Tenant is obligated to pay under the terms of this Lease from the date said sums and charges become due and remain unpaid until the date said sums and charges are paid in full.

3.7      Consumer Price Index Increase to Base Rent.

         The Base Rent is based upon the current Revised Consumer Index for Urban Wage Earners and Clerical Workers: all items index (1982-4-100)("Consumer Price Index") published by the Bureau of Labor Statistics, United States Department of Labor (the "Bureau") for the Lowell, Massachusetts/Manchester, New Hampshire statistical region. The basic index ("Basic Index") is the Consumer Price Index published for the last month before the commencement of each Lease Year. The "Current Index" shall mean the published Consumer Price Index for the same month in the then most recently ended Lease Year (defined below). If the Current Index for any Lease Year is greater than the Basic Index, than the annual Base Rent for the for the succeeding Lease Year shall be adjusted on the first day of the succeeding Lease Year so that it equals the sum of (1) product of (A) the annual Base Rent scheduled for such Lease Year, multiplied by (B) a fraction, the numerator of which is the Current Index and the denominator of which is Basic Index and Landlord shall provide notice thereof to Tenant on or before the date of such increased obligation; however the Base Rent for any Lease Year shall never be less than the greater of the Base Rent for the previous Lease Year or the scheduled Base Rent for such Lease Year. In addition, the Base Rent for any Lease Year shall never exceed a cap of 2.5% of the Base Rent for the previous Lease Year or the scheduled Base Rent for the previous Lease Year. The term "Lease Year" shall mean any period of 12 months commencing on the first day of the first full month of the Term or any anniversary of such date, or if fewer than 12 months remain in the Term after such anniversary, the period commencing on such anniversary date through the last day of the Term. If the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of the Consumer Index shall be made with the use of such conversion factor, formula, or table for converting the Consumer Price Index as may be published by the Bureau, or, if the Bureau does not publish same, then with the use of such

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conversion  factor,  formula,  or  table  as  is  published  by  any  nationally recognized publisher of similar statistical information. If the Consumer Price Index ceases to be published, then Landlord may substitute for the Consumer Price Index any independently published index of similar type.

                              ARTICLE IV: UTILITIES

Tenant will pay all charges incurred or billed for all water, sewer, gas, heating fuel, electricity, telephone and all other utility services used on or from the Premises and any maintenance charges for utilities, and will furnish all electrical light bulbs and tubes. If any such utility services are not separately metered to Tenant, the cost thereof shall be separately billed to Tenant by Landlord, such bills payable by Tenant on each rental payment date. In addition, Tenant will pay, as Additional Rent, Tenant's Pro Rata Share of all such utility bills and services used on or from all common areas constituting portions of the Property. Landlord will in no event be liable for any injury, loss or damage caused by interruption or failure of utility services to the Premises nor shall such interruption or failure terminate, cancel, affect or modify this Lease. Notwithstanding anything in the foregoing to the contrary, Tenant's obligation to pay for utility bills and services used on or from the common areas shall not exceed the sum of $5,360.00 for the first Lease Year, compounded at five per cent (5%) for each succeeding Lease Year.

                           ARTICLE V: SECURITY DEPOSIT

         Tenant will deposit with Landlord upon execution of this Lease the sum of $7,370.00 as security for Tenant's faithful performance of Tenant's obligations hereunder (the "Security Deposit"). If Tenant fails to pay Base Rent, Additional Rent or any other charges due hereunder, or otherwise defaults with respect to any provisions of this Lease, after notice and the expiration of applicable cure periods, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any Base Rent, Additional Rent or other charge in default or for the payment of any other sum to which Landlord may become obligated to pay by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant will, within thirty
(30) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated and Tenant's failure to do so will be a material breach of this Lease and shall entitle Landlord to exercise any and all remedies set forth herein. Landlord will not be required to retain the Security Deposit in a separate escrow account nor will Tenant be entitled to interest on the Security Deposit. If Tenant performs all of Tenant's obligations hereunder, the Security Deposit, or so much as has not been applied by Landlord, will be returned to Tenant within fifteen
(15) days after the expiration or earlier termination of the Lease. In the event of a sale of the Premises, the Landlord may transfer the balance of the Security Deposit, if any, to the purchaser and shall thereupon be released from all liability for the return of the Security Deposit and the Tenant will look solely to said purchaser for the return thereof. Landlord agrees to notify the Tenant in writing of any transfer of the Security Deposit identifying the person or entity subsequently responsible for the Security Deposit.

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Tenant hereby agrees not to look to the  mortgagee,  as mortgagee,  mortgagee in possession, or successor in title to the property, for accountability for the Security Deposit unless the Security Deposit has actually been received by said mortgagee as security for Tenant's performance under this Lease.

                                 ARTICLE VI: USE

6.1      Use.

         The Premises shall be used and occupied only for general office purposes and for no other use or purpose.

6.2      Compliance with Law.

         Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the Term or any part of the Term hereof regulating the use by Tenant of the Premises and will, at Tenant's expense, obtain any and all licenses and permits necessary for any such use. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or that will be unlawful, improper, noisy or offensive or which shall tend to unreasonably disturb other tenants of the Building.

6.3      Hazardous Use.

         Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly flammable or permit the Premises to be used for any purpose which would render the insurance thereon void or cause an increase in the premiums for such insurance or make the insurance risk more hazardous. Tenant shall on demand reimburse Landlord, and all other tenants, any and all extra insurance premiums caused in any way by Tenant's use of the Premises.

6.4      Landlord's Rules and Regulations.

         Tenant shall faithfully observe and comply with, and cause its employees, agents and invitees to observe and comply with, the rules and regulations that Landlord shall from time to time promulgate. A copy of Landlord's rules and regulations in effect as of the date hereof is attached here to as Exhibit "C". Landlord reserves the right from time to time to make all reasonable modifications to said rules and regulations. The additions and modifications to Landlord's rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants of the Building. In the event of a conflict between the rules and regulations and the Lease, the terms of the Lease shall control.

6.5      Common Areas.

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         Landlord grants to Tenant, during the Term of this Lease, a license to use all areas and facilities outside the Premises that are provided and designated for the general use and convenience of Tenant and the other tenants of the Building including sidewalks, landscaped areas, roadways and parking areas (the "Common Areas"); provided, however, that Tenant may only use up to 20 parking spaces, which shall be designated for use by tenants only, all on a non-exclusive basis.

                             ARTICLE VII: INSURANCE

7.1      Tenant's Insurance.

         Tenant, at its own expense, shall provide and keep in force with companies reasonably acceptable to Landlord public liability insurance for the benefit of Landlord and Tenant jointly against liability for bodily injury and property damage in the amount at the beginning of the Term of not less than $2,000,000.00 combined single limit (which may be by virtue of an umbrella policy). Landlord hereby consents to the Hartford Company as Tenant's insurer, and shall not withhold consent to any insurer with a rating at least as good as The placeCityHartford as of the date of this Lease. Tenant shall keep all of Tenant's fixtures, furniture, furnishings, and equipment insured against loss or damage by fire or other hazards included within the usual "all risk" insurance in an amount not less than 100% of the full insurable replacement value thereof. Tenant shall furnish Landlord with certificates of such policies within thirty
(30) days after the Commencement Date of this Lease and whenever required shall satisfy Landlord that such policies are in full force and effect. All such policies shall be obtained from responsible companies qualified to do business in the placePlaceTypeCommonwealth of PlaceNameMassachusetts and in good standing therein and shall be in a form reasonably approved by Landlord. Such policies shall name Landlord and Landlord's first mortgagee as additional insureds and shall be primary and non-contributing with any insurance carried by Landlord. All such policies shall further provide that such policies shall not be cancelled or altered without at least thirty (30) days prior written notice to Landlord.

7.2      Waiver of Subrogation.

         Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though an extra premium may result therefrom), Landlord and Tenant mutually agree that, with respect to any hazard or casualty, the loss from which is covered by insurance then being carried by them, respectively, the party carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.

7.3      Landlord's Insurance

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         Landlord agrees to maintain in full force, from the date upon which
Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises; (a) commercial general liability and property damage insurance applicable to the Property and its common areas with broad form endorsement (including contractual liability, independent contractor's hazard and completed operations coverage) in the amount of $1,000,000 per occurrence/$2,000,000 aggregate (combined single limit); and (c) a policy of insurance covering the Building, including the improvements thereto, for direct risk of physical loss, with full extended coverage, in an amount and value not less than the full replacement value of the Property. Upon request, Landlord shall promptly deliver to Tenant certificates evidencing such policies.

                      ARTICLE VIII: MAINTENANCE AND REPAIRS

8.1      Landlord's Obligations.

         Within a reasonable time following the earlier of receipt of written notice from Tenant of the necessity therefore or actual notice, Landlord shall make necessary repairs and replacements to maintain the common areas, parking lots, roof, foundations, exterior walls, beams, girders, load-bearing walls, and other structural components of the Premises and the Building ("Building Structure"), and except to the extent it is the obligation of the Tenant as hereafter set forth, the plumbing, electrical, elevator, emergency, heating, ventilating, air conditioning and other mechanical systems and equipment of the Building, ("Building Systems"), in good condition and repair. "Structure" for purposes of this Lease shall mean and include only the following: roof framing and roof (specifically excluding without limitation the ceiling) and bearing columns and bearing walls (specifically excluding without limitation the interior surfaces thereof).

         Provided, Landlord uses diligent efforts not to interfere with Tenant's use and enjoyment of the Premises, Landlord shall not be liable to Tenant for any compensation, nor shall Tenant be entitled to any reduction of Base Rent or Additional Rent, by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building, however the necessity may occur, except to the extent due to the negligence or willful misconduct of Landlord. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefore, nor shall Tenant be entitled to any abatement or reduction of Base Rent or Additional Rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. In no event shall either party be liable for indirect or consequential damages.

         Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed, provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to

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eliminate the cause thereof. Except in case of emergency repairs,  Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

8.2      Tenant's Obligations.

         A. Tenant shall, at its sole cost and expense and without any cost to Landlord, keep in good order, condition and repair the Premises, and all utility equipment used exclusively for the Premises (including all portions of electrical and mechanical systems located within the Premises or servicing the Premises exclusively) and all utility lines to the point of connection for Tenant, at all times during the Term of this Lease, unless specifically made Landlord's responsibility under Section 8.1 above Tenant's responsibility hereunder shall include, without limitation and at its sole cost, maintenance, repair and replacement of the Building Systems exclusively serving the Premises (except for the heating, ventilating and air conditioning equipment), fixtures, glass (with glass of the same size and quality), floor covering and ceiling materials, doors and door hardware and the decoration of the interior of the Premises. If Tenant refuses or neglects to make or perform such replacements, repairs, or maintenance, in a manner reasonably satisfactory to Landlord, Landlord shall have the right, upon giving Tenant reasonable written notice of its election to do so except in situations deemed to be emergency situations by Landlord, to make such replacement or repairs or perform such maintenance on behalf of and for the account of Tenant, and Tenant shall pay Landlord's reasonable cost of such work, as Additional Rent, promptly upon receipt of a bill therefore.

         B. Tenant shall be responsible for the maintenance, at its sole cost and expense, of the so-called VAV boxes that serve the Premises.

8.3      Snow Removal and Grounds Care.

         At Landlord's sole cost and expense, the removal of snow and ice from the parking areas and access drives bordering upon the Premises shall be the Landlord's responsibility. The removal of snow and ice from the sidewalks, loading docks and/or walkways bordering upon the Premises shall be the Landlord's responsibility. The care and maintenance of the grounds, including all parking areas, sidewalks, lawns, trees, shrubs and painted areas bordering upon the Premises shall be the Landlord's responsibility.

8.4      Cleaning Services and Trash Removal.

         The Tenant shall be responsible, at its sole cost, for providing cleaning services to the Premises and trash removal from the Property. Landlord at its sole cost and expense shall be responsible for cleaning the common areas.

                        ARTICLE IX: ALTERATIONS AND SIGNS

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         Tenant will not make any alterations, additions or improvements to the
Premises or install any signs upon the exterior of the Premises without on each occasion the prior written consent of the Landlord, which shall not be unreasonably withheld or delayed. All permitted alterations and signs shall be at Tenant's sole cost and expense. All alterations or additions made by Tenant shall be performed in a good and workmanlike manner using materials of equal or better quality than original construction, and shall be in compliance with all the applicable laws, ordinances, orders, rules, regulations and requirements applicable thereto and shall be performed only by contractors or mechanics approved by Landlord, which shall not be unreasonably withheld or delayed. All such contractors and mechanics shall carry adequate liability insurance, builder's risk insurance and workmen's compensation insurance in amounts and companies approved by Landlord. Landlord shall be presented with certificates of same prior to the commencement of any work. Furthermore, as a condition to such consent, in the event that the cost of such alterations shall exceed $100,000.00, Landlord may require Tenant to provide to Landlord, at Tenant's expense, a completion bond in form and substance satisfactory to Landlord.

                              ARTICLE X: INSPECTION

         Landlord and Landlord's agents and representatives will have the right to enter and inspect the Premises at any reasonable time during business hours (and all other times in case of emergency) for the purpose of ascertaining the condition of the Premises, curing any default on the part of the Tenant or making repairs to the Premises. During the one year period prior to the end of the Term hereof, Landlord and Landlord's agents and representatives will have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and will have the right to erect on the Premises a suitable sign indicating that the Premises are available. Any right of entry hereunder shall be exercised using diligent efforts not to interfere with Tenant's use and occupancy of the Premises. Due to confidentiality concerns of Tenant, any such entry shall be with an escort provided by Tenant.

                      ARTICLE XI: ASSIGNMENT AND SUBLETTING

         Tenant shall not assign, transfer, mortgage or pledge this Lease or sublet the whole or any part of the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed for more than ten (10) days. Without limiting the generality of the foregoing, Landlord may specifically withhold consent if. (i) Tenant is then in default beyond notice and cure periods hereunder; (ii) any notice of termination of this Lease or termination of Tenant's possession shall have been given under Section XX hereof; (iii) the portion of the Premises which Tenant proposes to sublease, including the means of ingress and egress thereto and the proposed use thereof, and the remaining portion of the Premises will violate any city, state or federal law, ordinance or regulation, including, without limitation, any applicable building code or zoning ordinances; (iv) the proposed use of the Premises by the subtenant or assignee does not conform with the permitted use set forth in Section 6.1 hereof; (v) in the reasonable judgment of Landlord the proposed subtenant or assignee is engaged in a business which would be deleterious to the reputation of the Building, or the subtenant or assignee is not sufficiently financially responsible to

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perform its  obligations  under the proposed  sublease or  assignment;  (vi) the proposed assignee or subtenant is a governmental or  quasi-governmental  agency;
(vii) the stature, reputation or financial capability of the prospective assignee or subtenant is not at least equivalent to the stature, reputation or financial capacity of Tenant as of the date hereof; or (viii) the proposed assignee or subtenant's projected use of the Premises involves the use, storage, generation or disposal of Hazardous Material as defined in Article XII of this Lease. Notwithstanding any permitted assignment or subletting, Tenant will at all times remain liable for the payment of all Base Rent, Additional Rent, and any other charges due hereunder and for the compliance with all of Tenant's other obligations under the terms, provisions and covenants of this Lease. In the event of a default under the terms of this Lease after notice and the expiration of applicable cure periods, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly from assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due it by Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations hereunder. Landlord will have the right to assign any of its rights and obligations under this Lease. If the rent and other sums and all considerations received by Tenant on account of any such sublease or assignment shall exceed the Base Rent, Additional Rent and other charges allocable to the Premises or to the space subject to the sublease, as the case may be, Tenant shall pay to Landlord, as Additional Rent hereunder, fifty percent (50%) of such excess, monthly as received by Tenant, less Tenant's reasonable expenses incurred in respect of such sublease or assignment, including brokerage commissions to a licensed third party real estate broker, advertising and reasonable attorney's fees, and all of repairs or fit-up or alterations to the Premises for such subtenant or assignee. Notwithstanding the foregoing, Tenant may assign this Lease. or sublet all or any portion of the Premises, without the consent of Landlord, but only following fifteen days prior
written  notice  to  Landlord,   and  provided  the  assignee  or  subtenant  is
sufficiently financially responsible to perform its obligations under this Lease or the proposed sublease, (i) to any corporation or other entity into or with which Tenant may be merged or consolidated, (ii) to any corporation or other entity to which all or substantially all of Tenant's assets or stock may be transferred, and (iii) to any corporation or other entity that controls, is controlled by, or is under common control with Tenant.

                        ARTICLE XII: HAZARDOUS MATERIALS.

12.1 Tenant shall not cause or permit any Hazardous Material to be brought upon, kept, used, stored, generated or disposed of on, in or about the Premises by Tenant, its agents, employees, contractors, or invitees, without first obtaining Landlord's written consent.

12.2 Any Hazardous Material permitted on the Premises as provided in Section 12.1, and all containers therefore, shall be used, kept, stored, and disposed of in a manner that complies with all federal, state, and local laws or regulations applicable to this Hazardous Material.

12.3 Tenant shall not discharge, leak, or emit, or permit to' be discharged, leaked, or emitted, any material into the atmosphere, ground, sewer system, or any body of water, if that material (as is reasonably determined by the Landlord, or any governmental authority) does or may pollute or contaminate the same, or may adversely affect (a) the health, welfare, or safety of persons, whether located on the Premises or elsewhere, or
(b) the condition, use, or enjoyment of the Building or any other real or personal property.

12.4 At the commencement of each year of the Term, Tenant shall disclose to Landlord the names and approximate amounts of all Hazardous Material that Tenant intends to store, use, or dispose of on the Premises in the coming year. In addition, at the commencement of each year of the Lease Term, beginning with the second year of the Lease Term, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials that were actually used, stored, or disposed of on the Premises if those materials were not previously identified to Landlord at the commencement of the previous year.

12.5 As used herein, the term "Hazardous Material" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any oil, petroleum products, and their by-products; (d) any substance that is toxic, ignitable, reactive or corrosive; and (e) any substance that is or becomes regulated by any federal, state, or local governmental authority.

12.6 Tenant hereby agrees that it shall be fully liable for all costs and expenses related to the use, storage and disposal of Hazardous Material kept on the Premises by the Tenant, and the Tenant shall give immediate notice to the Landlord of any violation or potential violation of the provisions of this
Article XII. Tenant shall defend, indemnify, and hold harmless Landlord and its agents, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, attorneys' and consultants' fees, court costs, and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, allegedly or actually arising out of or in any way related to (a) the presence, disposal, release, or threatened release of any such Hazardous Material in the Premises (to the extent not preexisting the Commencement Date) that is on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to that Hazardous Material referenced above; (c) any lawsuit brought or threatened, settlement reached, or government order relating to that Hazardous Material referenced above; or (d) any violation of any laws applicable thereto. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision related to the condition described above. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Material on the Premises and that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of any such Hazardous Material on the Premises. Tenant shall first obtain Landlord's approval for any such remedial action. The provisions of this Section 12.6 shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or equity and shall survive the transactions contemplated herein and shall survive the expiration or earlier termination of this Lease.

                             ARTICLE XIII: INDEMNITY

13.1 Except to the extent caused by Landlord's negligence or willful misconduct and subject to Article 7.2, Tenant will defend, indemnify and save harmless Landlord from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon, incurred by or asserted against Landlord arising from Tenant's use or occupancy of the Premises or any breach or default by Tenant of its obligations hereunder or arising from the negligence or willful omission of Tenant, its agents, contractors, employees or invitees. Tenant shall save Landlord harmless from (i) all loss and damage to personal property, fixtures, equipment and inventory located within the Premises occasioned by the escape of water or by the bursting of pipes, and (ii) any nuisance made or suffered on the Premises.

13.2 Subject to Article 7.2, Tenant shall also save Landlord harmless and indemnified, to the extent permitted by law, from and against any and all claims, actions, loss, damage, liability and expense in connection with loss of life, personal injury and/or damage to property arising out of or resulting from any occurrence in, upon or at the Premises or the occupancy or use of the Premises or any part thereof, or anywhere if caused wholly or in part by any act, neglect or failure to perform the obligations imposed by this Lease or any breach thereof, or omission of Tenant, its officers, agents, employees, subtenants, licensees, concessionaires, or others occupying space in the Premises. If Landlord shall be threatened with or made a party to any litigation commenced by or against Tenant, or with respect to any matter described above, then Tenant shall protect and hold Landlord harmless and indemnified and shall defend Landlord with counsel reasonably acceptable to Landlord, or, at Landlord's option, shall advance all costs, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation.

13.3 Except to the extent that such liability is caused by the negligence or tortuous act or omission of Tenant, its agents, contractors or employees, and subject to Articles 7.2 and XIV, Landlord shall defend, indemnify and hold Tenant harmless from all costs, expenses, or claims arising from the following:
(i) any willful, negligent or tortuous act or omission on the part of Landlord, its agents, contractors, or employees; or (ii) any failure on the part of Landlord to perform in accordance with its obligations under this Lease.

                ARTICLE XIV: EXEMPTION OF LANDLORD FROM LIABILITY

         The term "Landlord" as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Premises, and in the event of any transfer or transfers of title thereto, Landlord named herein (and in case of any subsequent transfer or conveyance, the then grantor) shall be automatically relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease except for the return of the Security Deposit) thereafter to be performed. It is expressly understood and agreed that in the case of default hereunder by Landlord, Tenant shall look solely to the interest of Landlord in the Premises and all available insurance proceeds for satisfaction of any obligation of Landlord to Tenant, and that except for such interest and proceeds, neither the Landlord nor anyone claiming under the Landlord shall ever be personally liable for satisfaction of any such obligation. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom, or for damage to the personal property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, nor, unless through its negligence or willful misconduct, shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors and invitees, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Landlord or Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Building.

                       ARTICLE XV: LIENS AND ENCUMBRANCES

15.1 Tenant will not do any act which will in any way encumber the title of Landlord in and to the Premises nor will the interest or estate of Landlord in the Premises be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant. Any claim to, or lien upon, the Premises arising from any act or omission of Tenant will accrue only against the leasehold estate of Tenant and will be subject and subordinate to the paramount title and rights of Landlord in and to the Premises.

15.2 Tenant will not suffer or permit any liens to stand against the Premises, the Building or any part thereof, by reason of any work, labor, services, or materials done for, or supplied, or claimed to have been done for, or supplied to Tenant, or anyone holding the Premises, or any part thereof through or under Tenant. If any such lien is at any time filed against the Premises, or the Building, Tenant will cause the same to be discharged of record within thirty
(30) days after the date of fling the same, by either payment, deposit or bond. If Tenant fails to discharge any such lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but will not be obligated to, procure the discharge of the same by paying the amount outstanding under said lien, and Tenant shall immediately reimburse Landlord for the amount paid by Landlord for any of the aforesaid purposes, together with all legal and other expenses incurred Landlord, including reasonable attorneys' fees, in defending any such action or in procuring the discharge of such lien, which reimbursement from Tenant will become due and payable, as Additional Rent hereunder on the date of payment of any such sums by Landlord.

15.3 Nothing in this Lease will be deemed to be, or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration or repair of or to the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in-any way give rise to the right to file any lien against Landlord's interest in the Premises.

               ARTICLE XVI: DAMAGE OR DESTRUCTION AND CONDEMNATION

16.1     Damage or Destruction of Premises.

         A. If all or a substantial part of the leased Premises is destroyed or damaged by fire or other unavoidable casualty (a substantial part of the Premises for the purposes of this Article shall be deemed to be fifty percent (50%) or more of its insurable value), then Landlord shall within thirty (30) days after such casualty elect in writing to Tenant to either terminate this Lease or restore damaged areas. For purposes of this Article, the term Premises shall be deemed to include all appurtenant parking rights and access to the Premises.

         B. If Landlord elects to terminate this Lease as aforesaid, the termination shall be effective as of the time of such casualty; if Landlord elects to restore damaged areas, it shall commence the restoration of the Premises within ninety (90) days after such casualty and use its best efforts to coordinate the activities of contractors and material suppliers to accomplish the restoration within a period of time commensurate with the degree of damage sustained. In no event, however, shall Landlord be obligated to use any of its funds for such restoration other than from applicable fire insurance proceeds. Notwithstanding the foregoing, Landlord shall not be obliged to repair or replace Tenant's furniture, furnishings, personal property or equipment and shall not be obligated to bear the costs of repairing any damage caused by any act, omission or negligence of Tenant or of Tenant's employees, contractees, invitees, or licensees, and Landlord may make such repairs at the expense of Tenant, and the cost thereof shall be collectable as additional rent due hereunder,

         C. If any such restoration is delayed for causes beyond the control of Landlord, such as acts of God, war, civil insurrection or public disorder, strikes, unavailability of construction materials, shortages within the labor market, or acts of governmental authorities, then in such event, the completion of such restoration shall be postponed for the period of time equal to the period of delay caused by such events.

         D. If this Lease is not terminated, a just portion of the rent, according to the nature and extent of the damage, shall be abated until the Premises shall have been restored.

         E. Notwithstanding the foregoing, Landlord may, in Landlord's sole discretion, repair and/or rebuild the Building in the event of either total or partial destruction. Landlord will not be obligated to rebuild until the insurance proceeds have been received and in the event such insurance proceeds are insufficient to completely rebuild or restore the Premises, Landlord, at Landlord's option, may provide the funds required to completely rebuild or restore. If Landlord's mortgagee applies the insurance proceeds to the mortgage debt, Landlord shall have no obligation to rebuild.

         F. In the event that (a) Landlord fails to give written notice within thirty (30) days of its intention to restore the Premises, or (b) Landlord fails to restore (or in Landlord's estimate, the time for restoration is expected to exceed one hundred twenty (120) days the Premises to a condition substantially suitable for their intended use within One Hundred Twenty (120) days of said damage or destruction (or within such other period of time as Landlord and Tenant may agree in writing), unless such damage was due to the willful or intentional acts of Tenant or Tenant's employees, contractors, invitees, or licensees, Tenant may elect to terminate this Lease by written notice to Landlord to be given not later than thirty (30) days after the date last mentioned.

16.2     Condemnation.

         A. If the Premises shall be completely taken by exercise of eminent domain, then this Lease shall terminate. If any substantial part of the Premises shall be taken by exercise of eminent domain or by action of any public or other authority, then this Lease shall terminate at the election of Landlord, notice of which election shall be given to Tenant within sixty (60) days of such taking. If Landlord shall not so elect, then in case of such taking, and in case of any taking of less than a substantial part of the Premises, a just proportion of said rent according to the nature and extent of the taking shall be abated, unless the Landlord shall supply to Tenant equivalent substitute space in the Building at no additional rent. Landlord reserves and accepts all rights to any awards of damages in connection with the Premises and the Building and the leasehold hereby created, accrued or subsequently accruing by reason of anything lawfully done in pursuance of any public or other authority. Tenant hereby releases and assigns to Landlord all of Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. it is agreed and understood, however, that Landlord does not reserve to itself and Tenant does not assign to Landlord, any damages payable for (i) moveable equipment installed by Tenant or anybody claiming under Tenant at its own expense, or (ii) relocation expenses, but in each case only if and to the extent that such damages are recoverable by Tenant from such authority in a separate action and without reducing Landlord's award of damages, or (iii) business interruption or similar damages awarded to Tenant.

         B. Notwithstanding the above, Landlord may, in Landlord's sole discretion, repair and/or rebuild the Building in the event of either total or partial taking. Landlord will not be obligated to rebuild until the eminent domain proceeds have been received and in the event such eminent domain proceeds are insufficient to completely rebuild or restore the Premises, Landlord, at Landlord's option, may provide the funds required to completely rebuild or restore. If Landlord's mortgagee applies the eminent domain proceeds to the mortgage debt, Landlord shall have no obligation to rebuild.

         C. In the event that a taking of any portion of the Premises by the exercise of eminent domain (a) materially adversely affects the ability of Tenant to continue to conduct its business in the portion of the Premises not taken; or (b) Landlord fails to give written notice within sixty (60) days of its intention to restore the Premises; or (c) Landlord fails to restore the Premises to a condition substantially suitable for their intended uses within One Hundred Twenty (120) days of such taking or fails to supply to Tenant equivalent substitute space in the Building, Tenant may elect to terminate this Lease by written notice to Landlord to be given no later than thirty (30) days after the date last mentioned.

                             ARTICLE XVII: SURRENDER

         Upon the expiration or earlier termination of this Lease for any reason, Tenant will at once surrender and deliver the Premises, together with all improvements thereon, to Landlord in good condition and repair, reasonable wear and tear excepted. Reasonable wear and tear excludes: tears and cuts in floor coverings; excessive wear of floor coverings because of Tenant's negligence or failure to use desk and chair pads or otherwise; holes in walls and doors; and damaged ceiling tiles because of installation of phone lines, computer lines, or otherwise. All alterations, additions, improvements and partitions (except Tenant's moveable trade fixtures and signs belonging to Tenant) erected or installed by Tenant shall remain upon the Premises and will become the property of Landlord as of the date of such expiration or earlier termination, unless Landlord gives Tenant notice at the time Landlord consents thereto that such improvements must be removed, in which case Tenant, at its expense, shall forthwith remove such improvements and restore the Premises to their original condition by the date of expiration or earlier termination of this Lease. Tenant shall remove its moveable fixtures and signs and shall repair all damage to the Premises caused by such removal. Tenant's failure to remove all or part of Tenant's trade fixtures and signs upon expiration or earlier termination shall be deemed an abandonment to Landlord of such trade fixtures and signs and, if Landlord elects to remove all or any part of said fixtures and signs, the cost of such removal, including repairing any damage to the Premises caused by such removal, shall be paid by Tenant. Whether installed by Landlord or Tenant, all fire alarm systems, burglar alarm systems and any other security systems affixed to, imbedded in, permanently resting upon, or permanently attached to any part of the Premises, by means of cement, glue, plaster, nails, bolts, screws, or any other fastening devices shall, upon the termination of this Lease, become the property of the Landlord, and shall neither be removed, altered, damaged nor destroyed by Tenant, but shall remain upon the Premises; all keys, manuals, and other accessories necessary for the proper operation of such systems shall likewise become and remain the property of the Landlord and shall be delivered to the Landlord immediately upon the termination of this Lease.

                           ARTICLE XVIII: HOLDING OVER

18.1 Any holding over by Tenant of the Premises after the expiration or earlier termination of this Lease will operate and be construed to be a tenancy from month to month only at a monthly rental of One Hundred Fifty Percent (150%) of the last monthly base rental plus all other Additional Rent payable hereunder, and upon the terms hereof applicable to month-to-month tenancy.

18.2 Nothing contained in this section is to be construed to give Tenant the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises and damages resulting from any such holding over.

                              ARTICLE XIX: DEFAULT

         The occurrence of any one or more of the following events ("Events of Default") will constitute a default hereunder:

A. Tenant abandons the Premises.

B. Tenant defaults in any payment due hereunder and such default continues for ten (10) days after notice from Landlord that such amount is past due.

         C. Tenant fails to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant other than non-payment of sums due hereunder, and Tenant fails to cure such default within thirty (30) days after notice from Landlord as to existence of such default, but if such failure is of such character that Tenant cannot reasonably effect a remedy within such 30-day period, Tenant shall fail to commence such remedy promptly and prosecute such remedy to completion with diligence and continuity.

         D. Tenant petitions to be, or is declared bankrupt, or insolvent according to law, or if a receiver be appointed for Tenant, or for all or a substantial portion of its property, or if an assignment for the benefit of creditors is made by Tenant.

                              ARTICLE XX: REMEDIES

20.1     Right to Terminate.

         If an Event of Default shall have occurred, Landlord shall have the right at its election, then or at any time thereafter, to give Tenant written notice of Landlord's election to terminate this Lease on a date specified in such notice. Upon the giving of such notice, this Lease and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date hereinbefore fixed for the expiration of the Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided.

20.2     Right of Re-Entry.

         If any Event of Default shall have occurred, Landlord shall have the immediate right, whether or not this Lease shall have been terminated pursuant to Section 20.1, to re-enter and repossess the Premises or any part thereof in the name of the whole and repossess the same as of its former estate by summary proceedings, ejectment or otherwise in compliance with laws and the right to remove all persons and property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such re-entry or taking of possession of the Premises by Landlord shall be deemed to waive or prejudice any remedies provided to Landlord hereunder, nor be construed as an election on Landlord's part to terminate this Lease unless a written notice of such election be given to Tenant pursuant to Section 20.1 or unless the termination of this Lease be decreed by a court of competent jurisdiction.

20.3     Right to Relet.

         At any time or from time to time after the repossession of the Premises or any part thereof pursuant to Section 20.2, whether or not this Lease shall have been terminated pursuant to Section 20.2, Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than. the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet or to collect any rent due upon such reletting.

20.4     Tenant to Remain Liable.

         No expiration or termination of this Lease pursuant to Section 20.1, by operation of law or otherwise, and no repossession of the Premises or any part thereof pursuant to Section 20.2 or otherwise, and no reletting of the Premises or any part thereof pursuant to Section 20.3, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

20.5     Current Damages.

         In the event of any expiration or termination of this Lease or repossession of the Premises or any part thereof by reason of the occurrence of an Event of Default, Tenant will pay to Landlord the Base Rent, Additional Rent and other sums required to be paid by Tenant for the period to and including the date of such expiration, termination or repossession; and thereafter, until the end of what would have been the Term in the absence of such expiration, termination or repossession, and whether or not the Premises or any part thereof shall have been relet, Tenant shall be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages, the Base Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Section 20.3, after deducting from such proceeds all of Landlord's expenses reasonably incurred in connection with such reletting (including, without limitation, all repossession costs, brokerage and management commissions, legal expenses, attorney's fees, employee expenses, and the costs of any decorating, repairs, changes, alterations or additions in or to the Premises that may be necessary or convenient). Tenant will pay such current damages on the days on which Base Rent would have been payable under this Lease in the absence of such expiration, termination or repossession, and Landlord shall be entitled to recover the same from Tenant on each such day.

20.6     Final Damages.

         At any time after any such expiration or termination of this Lease or repossession of the Premises or any part thereof by reason of the occurrence of an event of default, whether or not Landlord shall have collected any current damages pursuant to Section 20.5, Landlord shall be entitled to recover from Tenant, and Tenant will pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default after notice and the expiration of applicable cure periods, and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of
(a) the Base Rent, Additional Rent and other sums which would be payable under this Lease from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under Section 20.5 to pay current damages) for what would be the then unexpired Term in the absence of such expiration, termination or repossession (assuming for purposes hereof that Tenant's Proportionate Share of Taxes and Insurance are increasing at a consistent rate, and the CPI shall increase by 2.5 percent (2.5%) each calendar year remaining in the Term), over (b) the then net rental value of the Premises for the same period. Rental value shall be established by reference to the terms and conditions upon which Landlord relets the Premises if such reletting is accomplished within a reasonable period of time after such expiration, termination or repossession, and otherwise established on the basis of Landlord's estimates and assumptions of fact regarding market and other relevant circumstances, which shall govern unless shown to be clearly erroneous. If any statute or rule of law shall validly limit the amount of such liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

20.7     Damages and Proceedings.

         Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain in proceedings under any federal or state law relating to bankruptcy, insolvency, reorganization, or arrangement, in an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than the amount of loss or damage referred to above.

20.8     Landlord's Right to Cure.

         Landlord may, but shall not be obligated to, cure any default (after notice and cure periods) by Tenant at any time, and whenever Landlord so elects, all costs and expenses paid or incurred by Landlord in curing such default, including without limitation reasonable attorney's fees, shall be deemed Additional Rent due on demand with interest as provided in

Section 3.6. Any such cure shall not be deemed to waive such default or otherwise affect any of the Landlord's rights due to such default.

                          ARTICLE XXI: ATTORNEYS' FEES

         If, on account of any breach or default (beyond notice and cure periods) by Landlord or Tenant in their obligations under the terms and conditions of this Lease, it becomes necessary or appropriate for the non-defaulting party to employ or consult with an attorney or attorneys concerning, or to enforce or defend, any of its rights or remedies hereunder, the defaulting party agrees to pay all reasonable attorneys' fees so incurred.

                             ARTICLE XXII: NO WAIVER

         The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained will not be deemed to be a waiver of such term, covenant or condition for any subsequent breach of the same or any other term, covenant or condition herein contained. The acceptance by Landlord of any payment of rent or other charges hereunder after the termination of this Lease by Landlord shall not be deemed to restore this Lease or Tenant's right to possession hereunder, but will be construed as a payment on account of damages due from Tenant to Landlord. No remedy hereunder shall be deemed exclusive, but shall be cumulative with all other remedies at law or equity.

                              ARTICLE XXIII: BROKER

         Landlord and Tenant warrant to one another that each has had no dealings with any broker or agent in connection with this Lease other than Grubb & Ellis, whose commission Landlord covenants and agrees to pay. Landlord and Tenant covenant to pay, hold harmless and indemnify the other arising out of the breach of their warranty made herein.

                          ARTICLE XXIV: LANDLORD'S LIEN

Intentionally omitted.

                             ARTICLE XXV: MORTGAGES

25.1     Subordination.

         Tenant accepts this Lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises provided however that if the mortgagee, trustee or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease be superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease will be deemed superior to such lien, whether this Lease is executed before or after such mortgage or deed of trust. Tenant will at any time hereafter on demand execute any commercially reasonable instruments, which may be required by any mortgagee for the purposes of subjecting and subordinating this Lease to the lien of any such mortgage. In the event any proceedings are brought for foreclosure or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, or in the event any mortgagee obtains possession of the Premises by deed in lieu of foreclosure, or in any other similar matter, the Tenant, at the request of any such mortgagee or purchaser upon any such foreclosure or sale, will attorn to the mortgagee or the purchaser of the Premises, and recognize said mortgagee or purchaser as the Landlord under this Lease. Tenant will, at the request of the Landlord, execute a document, in form proper for recording such agreement to attorn, which document shall provide that the mortgagee will not interfere with or disturb Tenant's possession of the premises demised under the Lease, so long as Tenant pays the rent stipulated in the Lease and performs all other terms and conditions thereof. (See Exhibit D - "Example of Typical Subordination and Attornment Agreement")

25.2     Notice to Mortgagee.

         In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises whose address shall have been furnished it, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including a reasonable time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

25.3     Request by Mortgagee.

         In the event that the holder of any mortgage or prospective mortgage on the Premises shall request any modification of any of the provisions of this Lease not having a material adverse effect on Tenant's rights, Tenant agrees that Tenant will enter into a written agreement in recordable form with such holder or prospective holder, which shall effect such modification and shall provide that such modification shall become effective and binding upon Tenant and shall have the same force as an amendment to this Lease in the event of a foreclosure or other similar action taken by such holder or prospective holder. A provision directly relating to the rents payable hereunder, the duration of time hereof, the size, use, or location of the Premises shall be deemed a provision having a material adverse effect on Tenant's rights.

25.4     Assignment of Rights.

         With respect to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of any mortgage on the Premises, the Building or the Property, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall never be deemed an assumption by such holder of any of the obligations of Landlord hereunder, unless such holder shall, by written notice sent to Tenant, specifically elect, or unless such holder shall foreclose the mortgage, take possession of the Premises, and agree in writing to so assume Landlord's obligations.

                              ARTICLE XXVI: NOTICES

         Any and all notices, demands, consents or approvals required hereunder shall be given in writing in accordance with this Section. Any notice from Landlord to Tenant shall be deemed duly served, if mailed to Tenant (after the Commencement Date) at the address listed herein by reputable overnight courier, or by registered or certified mail, return receipt requested, postage prepaid. Any notice from Tenant to Landlord shall be deemed duly served, if mailed to Landlord by reputable overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord at the address listed herein or at such address as Landlord may from time to time designate. All notices shall be deemed sufficiently served or given for all purposes hereunder the earlier of (i) receipt of such notice or (ii) two (2) business days after such notice shall be deposited in any post office or branch post office regularly maintained by the United States Government.

         LANDLORD:            Sixth Road Woburn LLC
                              c/o Robert W. Murray
                              27 Cambridge Street
                              Burlington, MA 01803-4616

         TENANT:              Bridgeline Software, Inc.
                              10 Sixth Road
                              Woburn, MA 01801

         With a simultaneous copy to:

                              Torpy & Gamer, LLC
                              One Washington Mall, 15th Floor
                              Boston,  MA 02108
                              Attn: Elizabeth Garner

                          ARTICLE XXVII: MISCELLANEOUS

27.1 The terms, provisions, covenants and conditions contained in this Lease contain all agreements of the parties with respect to any matter mentioned herein and will apply to, inure to the benefit of and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns except as otherwise herein expressly provided. This Lease may be modified in writing only, signed by Landlord and Tenant.

27.2 Landlord and Tenant agree, from time to time, within ten (10) days after request by the other, to deliver an estoppel certificate stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications) the date to which rent and other charges have been paid, the unexpired term of this Lease, whether there are any defaults or rent abatements or offsets claimed by Landlord or Tenant and such other factual matters pertaining to this Lease as may be reasonably requested, it being intended that any such statement delivered pursuant to this subparagraph may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the fee of the Premises or any other party, and their respective successors and assigns.

27.3 Time is of the essence with respect to the due performance of the terms, provisions and obligations set forth in this Lease.

27.4 If Landlord or Tenant is a corporation or limited liability company, Landlord and Tenant represent and warrant that each individual executing this Lease on behalf of said corporation or limited liability company is duly authorized to execute and deliver this Lease on behalf of said corporation or said limited liability company in accordance with a duly adopted resolution of the Board of Directors of said corporation or limited liability company or in accordance with the Bylaws of said corporation or operating agreement of said limited liability company, and that this Lease is binding upon said corporation or limited liability company in accordance with its terms.

27.5 This Lease will be construed and enforceable in accordance with the laws of the state where the Premises are located.

27.6 Nothing in this Lease is to be deemed to limit or affect the right of Landlord to sell, assign, encumber, transfer, lease or otherwise dispose of any or all of Landlord's interest in any or all of the Premises or in any or all of the Building.

27.7 Except as set forth in this Lease or any addendum or exhibit, all tenant improvements to the Premises shall be the sole responsibility of Tenant and made at Tenant's sole cost.

27.8 The initialed Riders, Addenda and Exhibits, if any, annexed hereto are incorporated herein by reference.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written at the place and on the dates specified adjacent to their respective signatures, as a sealed instrument.

                                               LANDLORD:

                                               Sixth Road Woburn LLC

Executed at BURLINGTON, MA

On MAY 6, 2005                                 By: /S/ ROBERT W. MURRAY
   ---------------------------------               --------------------
                                                   Robert W. Murray, Manager
                                                   and not individually

                                               TENANT:

                                               Bridgeline Software, Inc.

Executed at WOBURN, MA

on MAY 4, 2005                                 By: /S/ GARY M. CEBULA
   ---------------------------------               ------------------
                                                   Its: CFO
                                                   duly authorized

                                    EXHIBIT A

                [Omitted: Picture drawn to scale of leased space]

                                    EXHIBIT B

                        BRIDGELINE OUTLINE SPECIFICATIONS

1. Doors: 3' x 7' mahogany doors with a clear poly finish and painted metal trim.

2. Office side lights: 2' x 7' side lights with painted metal trim on all offices and as shown on Exhibit A.

3.       Ceilings: 2' x 2' acoustical drop ceilings in all areas.

4. Lighting: lighting to be consistent with the hallway lighting on the second floor BRIDGELINE's existing Premises at addressStreet130 New Boston Street. Lighting is Lightolier Fluorescent Coffaire 2x2 Direct/Indirect Recessed. Catalogue # CFH2GPW2FT120SB.

5. Flooring: Key Carpet Assurance, Level Loop 26 ounce pile throughout. 12" x 12" Vinyl Composition Tile (VCT) by Mannington Commercial may be substitution in areas where appropriate, e.g., the Kitchen. Vinyl base throughout. Tenant may substitute alternative flooring, and Landlord will provide a credit toward the alternative flooring of $1.50 psf, installed.

6.       Walls: Taped drywall with white Benjamin Moore paint throughout.

7. Kitchen: There will be a stainless steel sink recessed in a laminate counter with 6'-0" of building standard cabinets above and below counter. Additional cabinets/shelving may be provided in Kitchen as mutually agreed upon by Landlord and Tenant. Landlord will furnish and install a dishwasher. Refrigerator by Tenant.

8. Door Systems: An all glass system will be provided for the front doors and for the large conference room door and wall as shown on Exhibit A.

9. Window Treatments: Motor operated vertical blinds for the exterior windows are not included in this proposal. Vertical blinds for the interior windows also are not included.

10. Accent Lighting: An allowance of $2,000 to install accent/specialty lighting is included. Lighting to be furnished by the Tenant. Tenant to furnish "spot" lights for its logo at the reception area. Landlord to provide recessed "spot" lights in the large conference room above the custom cabinetry. Installation of these lights by Landlord.

11. Built-Ins/Cabinetry/Furniture: Except for the Kitchen and the binding room, built-ins, cabinets, and furniture are not included.

12. Landlord will provide a 12' x 12' storage area in the basement with plywood shelving on two sides.

13. Tenant is responsible for all data and phone distribution from the Electrical Room. Landlord will provide data and phone connections to the main Electrical Room.

                                    EXHIBIT C

                        RULES AND REGULATIONS ATTACHED TO

                          AND MADE A PART OF THIS LEASE

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Building without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, advertisement, name or notice without notice to and at the expense of Tenant.

         All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

         Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

2. No Tenant shall have any property stored outside, except with the prior consent of Landlord.

3. All sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building, if any, shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from its respective Premises. No Tenant and no employees or invitees of Tenant shall go up on the roof of the Building.

4. Tenant shall not alter any lock nor install any new or additional locks or any bolts on any door of the Premises.

5. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

6. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

7. No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for washing clothes, for lodging, or for any improper, objectional or immoral purposes.

8. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

9. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

10. Tenant, upon the termination of its tenancy, shall deliver to the Landlord the keys of offices, rooms and toilet rooms which shall have been furnished the Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished, shall pay the Landlord therefore.

11. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

12. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

13. Tenant shall not disturb, solicit or canvass any occupant of the Building and shall cooperate to prevent same.

14. Any permitted corrosive, flammable or other special wastes shall be handled for disposal as directed by Landlord.

15. Tenant's use of the Common Areas shall be limited to access and parking purposes and under no circumstances shall Tenant be permitted to store any goods or equipment; conduct any operations or construct or place any improvements, barriers or obstructions in the Common Areas, or otherwise adversely affect the appearance of same.

16. In order to prevent damage or unreasonable wear and tear to carpeting and other floor covering that is or may become the property of the Landlord under the terms of the Lease, Tenant shall, at Tenant's expense, provide chair mats for all desk chairs used in the Premises and furniture cushions or other suitable protection under all desks, tables and other furniture and equipment kept in the Premises. Damage caused to carpeting or floor covering because of Tenant's failure to comply with this rule shall not be considered "reasonable" or "ordinary" wear and tear .under the Lease in determining Tenant's liability for damage to the Premises or Tenant's duty to repair, restore or maintain the Premises.

17. The moving of equipment, furniture, and freight into or out of the Premises shall occur only on previous notice to Landlord and at such times as Landlord shall designate. The persons employed to move such equipment, furniture, or freight in and out of the Building must be acceptable to Landlord. No equipment, furniture, or freight of any description shall be received into the Building except during the hours designated by Landlord.

         Landlord shall in all cases have and retain the power to prescribe the weight, proper position, and manner of support under all heavy furniture, equipment and freight, and all damage done to the Building by moving in or moving out any equipment, furniture or freight, or during the time it is in or on the Premises, shall be repaired at the expense of Tenant, but by contractors or mechanics named by Landlord.

18. Tenant shall refrain from "excessive operation" (as hereinafter defied) of the heating, ventilating and air conditioning ("HVAC") equipment servicing the Premises. Operation of the HVAC equipment servicing the Premises is defined as "excessive operation" in any of the following cases:

         a.) Operation during more than twelve (12) hours each day; or

         b.) Operation during more than six (6) days each week; or

         c.) Operation during any period other than the normal cooling and heating seasons of the year.

         Tenant shall give prior written notice to the Landlord of any anticipated requirement for excessive operation of the HVAC equipment servicing the Premises in order to give the Landlord the opportunity to make any modifications or changes to such equipment then existing as Landlord in its sole discretion may deem necessary or desirable in order to assure that the equipment will be able to satisfy the demand imposed by such excessive operation; however, Landlord shall not be obliged to make any such modification or changes to the equipment.

         Notwithstanding anything to the contrary contained in any other term or provision of the Lease or the Exhibits, Addenda, or Riders thereto, if Tenant requires the excessive operation of the HVAC equipment servicing the Premises, Tenant shall, at its sole cost and expense and without any cost to Landlord, keep in good order and repair and replace as necessary, all such HVAC equipment. If Tenant refuses or neglects to make or perform such maintenance, repairs, or replacement, in a manner satisfactory to Landlord, Landlord shall have the right, upon giving Tenant reasonable written notice (except in situations deemed to be emergency situations by Landlord), to perform such maintenance, or to make such repairs or replacements on behalf of and for the account of Tenant and Tenant shall pay Landlord's reasonable costs of such work, as additional rent, promptly upon receipt of a bill therefore.

19. Overnight parking of vehicles is prohibited.

20. Landlord reserves the right to make such other and further nondiscriminatory Rules and Regulations as in its judgment may be necessary or desirable for the safety, care and cleanliness of the Premises and the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations which are adopted.

                                              LANDLORD:

                                              Sixth Road Woburn LLC

Executed at BURLINGTON, MA

on MAY 6, 2005                                By: /S/ ROBERT W. MURRAY
   ----------------------------                   ------------------------------
                                                  Robert W. Murray, Manager
                                                  and not individually


                                              TENANT:

                                              Bridgeline Software, Inc.

Executed at WOBURN, MA

on MAY 4, 2005                                By: /S/ GARY M. CEBULA
   ----------------------------                   ------------------------------
                                                  Its: CFO
                                                  duly authorized

                                    EXHIBIT D

                     SUBORDINATION AND ATTORNMENT AGREEMENT

         THIS SUBORDINATION AND ATTORNMENT AGREEMENT (this "Agreement") made as of this _____ day of _____, 20__, by and between (hereinafter referred to as "Landlord"),______________________, (hereinafter referred to as "Tenant") and_________________________(hereinafter referred to as "Mortgagee").

                                   WITNESSETH:

         WHEREAS, Mortgagee is committed to lend certain sums to Landlord which sums shall be secured by a Security Agreement and Mortgage Deed (hereinafter referred to as the "Mortgage") on certain property (hereinafter referred to as the "Property") in [LOCATION OF PROPERTY], more particularly described therein and which shall be recorded in the [NAME OF REGISTRY] concurrently with the recording of this Agreement; and

         WHEREAS, Tenant has entered into a Lease (hereinafter referred to as "said Lease" which term shall mean and include all amendments and modifications thereto which have been approved by Mortgagee) with Landlord, executed the [DATE] day of [MONTH], 20_, as amended, covering the premises and improvements subject to said Mortgage as therein more particularly described; and

         WHEREAS, in order to induce the Mortgagee to make the loan as evidenced by the Mortgage, Landlord and Tenant have offered to enter into this Agreement in order to, inter alia, establish the prior right, claim and lien of the Mortgage with respect to all matters concerning condemnation and casualty as set forth in said Lease.

         NOW, THEREFORE, for and in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt whereof the parties hereto hereby acknowledge, and to induce the Mortgagee to make the loan evidenced by said Mortgage, the parties hereto covenant and agree as follows:

         1. The said Mortgage and the lien thereof, shall be, and the same is hereby made, SUBJECT AND SUBORDINATE to the said Lease with the same force and effect as if said Lease had been executed, delivered and recorded prior to the execution, delivery and recording of the said Mortgage, EXCEPT, HOWEVER, that the Lease and the rights of Landlord and Tenant thereunder shall be, and is hereby made, expressly subject and subordinate in all respects to:

         (a) The right, claim and lien of said Mortgage in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the said Property, and to the right of disposition thereof in accordance with the provisions of said Mortgage;

         (b) The right, claim and lien of said Mortgage in,. to and upon any proceeds payable under all policies of fire, casualty and rent insurance upon the said Property and as to the right of disposition thereof in accordance with, the terms of said Mortgage;

         (c) Any right, power or interest, if any, which may have arisen or intervened between the date of execution of said Lease, the date of recording of the Mortgage, or any lien or judgment which may arise at any time, under the terms of such Lease;

it being expressly further understood and agreed that with respect to the matters referred to in subsections 1(a) through 1(c), the Mortgage and the lien thereof shall be, and the same is hereby made, prior in right to the said Lease and the rights of Landlord and Tenant thereunder with the same force and effect as if said Mortgage had been executed, delivered and recorded prior to the execution, delivery and recording of the Lease.

         2. Tenant agrees that it shall not alter, modify, amend, change, surrender or cancel the Lease nor pay the rent due thereunder in advance for more than thirty (30) days except as may be required by said Lease, without the prior written consent of the Mortgagee, and will not seek to be made an adverse or defendant party in any action or proceeding brought to enforce or foreclose the Mortgage. Tenant further agrees that it shall not subordinate its interest in the Lease to the lien of any mortgage, security agreement or lease affecting the premises demised under the Lease.

         3. In the event of a default by Landlord under the terms of the Lease which is of such a nature as to give Tenant the right to terminate the Lease or reduce the rent payable thereunder by credit, offset or otherwise, then, and in any such event, Tenant agrees that concurrently with giving notice of default to Landlord, Tenant shall deliver a copy thereof to Mortgagee. Tenant further agrees that if Landlord does not cure the default specified in such notice of default within thirty (30) calendar days after notice thereof, then Tenant shall give further notice of that fact to Mortgagee and Mortgagee shall thereupon, if it shall so elect, have the right, but not the obligation, to cure the default of Landlord within twenty (20) calendar days after the giving of such further notice by Tenant, and in case of a default which cannot, with due diligence, be cured with said twenty (20) days, then the twenty (20) days shall be extended for such period as may be necessary to complete the curing of the same with all due diligence and continuity.

         4. In the event of entry to foreclose the Mortgage and/or foreclosure thereof, or a conveyance in lieu of, or subsequent to, foreclosure and if the Lease shall not have been terminated under the provisions hereof or of the
Lease:

         (a) The Mortgagee will not interfere with or disturb Tenant's possession of the premises demised under the Lease, so long as Tenant pays the rent stipulated in. the Lease and performs all other terms and conditions thereof;

         (b) The Lease will remain in full force and effect, as modified hereby, and the Tenant will attorn to and be bound under the Lease to the Mortgagee and its successors and assigns including any purchaser of the Property in foreclosure or any grantee under a conveyance in lieu of or subsequent to foreclosure, and Tenant will perform and observe all of its obligations thereunder to the same effect as though the Lease had been executed prior to the execution and delivery of the Mortgage, and Tenant agrees to execute and deliver, upon the request of the Mortgagee or other owner of the demised premises, any instrument which may be necessary or appropriate to evidence such attornment.

PROVIDED, HOWEVER, that the Mortgagee shall not be:

                  (i)      liable for any act or omission of the Landlord; or

                  (ii) subject to any of-sets or defenses which the Tenant might have against Landlord; or

                  (iii) bound by any rent or additional rent which Tenant might have paid for more than the current rental period of the Lease; or

                  (iv) bound by any amendment or modification of the Lease made without its written consent.

         5. All notices, demands or other communications which any party hereto is required or may desire to give to another party hereto may be delivered in person or shall be sent by reputable overnight courier or by certified or registered mail, postage prepaid, return receipt requested, addressed to the other party at the address first set forth hereinabove or at such other addresses as any party hereto may hereafter specify by notice in writing to the others. Any such notice or demand shall be deemed given and received upon the earlier to occur of receipt thereof or seventy-two (72) hours after deposit in the placecountry-regionUnited States mail as aforesaid.

         6. Landlord hereby authorizes Tenant to rely on any written notice or demand received from Mortgagee to make rent and other payments, to which Landlord may be entitled, to Mortgagee instead of Landlord whenever so demanded by Mortgagee, whether or not the Mortgage shall have been foreclosed.

         7. Tenant agrees that in the event Mortgagee shall succeed to the rights of Landlord as landlord under the Lease, then Tenant shall look solely to Mortgagee's interest in the Property in the enforcement of any claims against Mortgagee. The provisions hereof shall expressly inure to the benefit of any successors and assigns of Mortgagee.

         8. The provisions of this Agreement shall be deemed to be covenants running with the land, shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns and shall specifically be binding upon any purchaser of said Property at a sale foreclosing the said Mortgage. Mortgagee may assign and transfer its interest in the Mortgage to [NAME OF ASSIGNEE], (hereinafter referred to as "Assignee"). It is understood and agreed by all parties hereto that upon making such assignment, Mortgagee shall be automatically released of all obligations under this Agreement and that by acceptance of such assignment, Assignee shall thereby assume all obligations of Mortgagee hereunder.

         9. This Agreement may be executed in three (3) or more counterparts by one or more of the parties hereto and each such counterpart shall be deemed to be an original and shall have the same force and effect as an original, and all such counterparts in the aggregate shall constitute but one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto have hereunto set their hands and seals, as of the day and year first above written.

                                             LANDLORD

                                             TENANT

                                             MORTGAGEE

                                (ACKNOWLEDGMENTS)